EXHIBIT 4.3
                                   -----------

                 FORM OF ONLINE VACATION CENTER HOLDINGS CORP.
                  2005 MANAGEMENT AND DIRECTOR EQUITY INCENTIVE
                              AND COMPENSATION PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made as of the day of March, 2006 (the "Grant Date"), between Online Vacation Center Holdings Corp., a Florida corporation (the "Company"), and (the "Grantee").

         WHEREAS, the Company has adopted the 2005 Management and Director Equity Incentive and Compensation Plan (the "Plan") in order to provide an additional incentive to certain employees, directors and consultants of the Company and its subsidiaries; and

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                1. Grant of Option.

                   1.1 The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                   1.2 The Option is not intended to qualify as an Incentive Stock Option.

                   1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

                2. Purchase Price.

                The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be $__________ per Share.

                3. Duration of Option.

                The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

                4. Vesting and Exercisability of Option.

                Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time, one hundred percent (100%) of the total number of Shares covered by the Option after the expiration of two (2) years from the Grant Date [Note different vesting periods must be reflected in the form, revise if applicable, before executing], and each such right of purchase shall be cumulative and shall continue, unless sooner exercised as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the percentages set forth in this
Section 4 shall be rounded to the next higher whole number of Shares.

                5. Manner of Exercise and Payment.

                   5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                   5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, by certified or bank cashier's check or other form of payment acceptable to the Company, or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee.

                   5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.

                   5.4 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.

                6. Termination of Employment.

                   6.1 Death or Disability. If the Grantee's employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates by reason of the Grantee's death or permanent disability (as defined in Section 22(e)(3) of the Code), then (i) unless otherwise determined by the Committee within 60 days of such death or permanent disability, to the extent an Option held by the Grantee is not vested as of the date of death or disability, such Option shall automatically terminate on such date, and (ii) to the extent that an Option held by the Grantee is vested as of the date of death or disability, such Option may thereafter be exercised by the Grantee, the legal representative of the Grantee's estate, the legatee of the Grantee under the will of the Grantee, or the distributee of the Grantee's estate, whichever is applicable, for a period of one year from the date of death or disability or until the expiration of the stated term of such Option, whichever period is shorter.

                   6.2 Other Termination of Employment. If the Grantee's employment, membership on the Board of Directors of the Company or engagement as a consultant to the Company terminates other than (1) by reason of death or permanent disability or (2) for Cause, then (i) to the extent that any Option held by the Grantee is not vested as of the date of such termination, such Option shall automatically terminate on such date; and (ii) to the extent an Option held by such Grantee is vested as of the date of termination, such Option may thereafter be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter; provided that, upon the termination of the Grantee's employment, membership on the Board of Directors or engagement as a consultant by the Company or its subsidiaries for, or the commission by the Grantee of an act constituting, Cause, any and all unexercised Options granted to the Grantee shall immediately lapse and be of no further force or effect.

                   6.3 No Extension of Exercise Term. Notwithstanding the terms of Section 6.1 and 6.2, in no event may the Option be exercised by anyone after its expiration as set forth herein.

                7. Effect of Change of Control.

                Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Board may, at its option, (i) accelerate the vesting of all or a portion of the Option, and/or (ii) terminate any or all unexercised Options and portions thereof, but not later than 30 days after such Change in Control. In connection with any such termination, the Company may, in its sole discretion, with respect to each Option so terminated, pay to the Grantee (or such Grantee's transferee, if applicable) theretofore holding such Option cash in an amount equal to the difference between the fair market value (as defined in Section 5.2, above) of the Shares subject to the Option at the time the company exercises its option under this Section 7 and the exercise price of the Option; and provided further that if such fair market value is less than such exerise price, then the Committee may, in its discretion, terminate such Option without any payment.

                8. No Right to Continued Employment.

                Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any subsidiary to terminate the Grantee's employment therewith at any time, with or without Cause.

                9. Effect of Certain Transactions.

                Subject to Section 7 hereof, upon the effective date of the liquidation, dissolution, merger or consolidation of the Company (in each case, a "Transaction"), the Option shall continue in effect in accordance with its terms, except that following a Transaction either (a) the Option shall be treated as provided for in the plan or agreement entered into in connection with the Transaction (the "Transaction Agreement") or (b) if not so provided in the Transaction Agreement, the Grantee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

                10. Withholding of Taxes.

                The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If a Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.

                Payment of the applicable Withholding Taxes may be made in any one or any combination of the following, as determined by the Committee: (i) cash, (ii) restricted or unrestricted Shares owned by the Grantee prior to the exercise of the Option and valued at its fair market value on the business day immediately preceding the date of exercise, or (iii) by making a Tax Election (as described below). For purposes of this Article 10, a Grantee may make a written election (the "Tax Election"), which may be accepted or rejected at the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option and valued at its fair market value on the date preceding the date of exercise, equal to the Withholding Taxes.

                11. Grantee Bound by the Plan.

                The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

                12. Modification of Agreement.

                This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

                13. Severability.

                Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                14. Governing Law.

                The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

                15. Successors in Interest.

                This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's beneficiaries, heirs, executors, administrators and successors.

                16. Resolution of Disputes.

                Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

                17. Consent to Jurisdiction.

                Each of the parties hereby (a) agrees to personal jurisdiction in any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to the Plan or this Agreement brought in any state or federal court in the State of Florida having subject matter jurisdiction, (b) agrees that such jurisdiction shall be exclusive and that no action arising out of or relating to the Plan or this Agreement shall be brought in any state or federal court other than that in the State of Florida, (c) waives any objection which the party may have now or hereafter to the laying of the venue of any such action and (d) waives any claim or defense of inconvenient forum.

                                            ONLINE VACATION CENTER
                                            HOLDINGS CORP.

Date:                                       By:
      ------------------------------                 ---------------------------
                                            Name:
                                                     ---------------------------
                                            Title:
                                                     ---------------------------

                                            GRANTEE


Date:                                       By:
      ------------------------------                 ---------------------------

Name:
      ------------------------------

                                     FORM OF
                      ONLINE VACATION CENTER HOLDINGS CORP.
                  2005 MANAGEMENT AND DIRECTOR EQUITY INCENTIVE
                              AND COMPENSATION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of the day of March, 2006 (the "Grant Date"), between Online Vacation Center Holdings Corp., a Florida corporation (the "Company"), and (the "Grantee").

         WHEREAS, the Company has adopted the 2005 Management and Director Equity Incentive and Compensation Plan (the "Plan") in order to provide an additional incentive to certain employees of the Company and its subsidiaries; and

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                1. Grant of Option.

                   1.1 The Company hereby grants to the Grantee the right and option (the "Option") to purchase all or any part of an aggregate of whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

                   1.2 The Option is intended to qualify as an Incentive Stock Option ("ISO") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                   1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

                2. Purchase Price.

                The price at which the Grantee shall be entitled to purchase Shares upon the exercise of the Option shall be $__________ per Share.

                3. Duration of Option.

                The Option shall be exercisable to the extent and in the manner provided herein for a period of five (5) years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

                4. Vesting and Exercisability of Option.

                Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time, one hundred percent (100%) of the total number of Shares covered by the Option after the expiration of two (2) years from the Grant Date [Note different vesting periods must be reflected in the form, revise if applicable, before executing], and each such right of purchase shall be cumulative and shall continue, unless sooner exercised as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the percentages set forth in this
Section 4 shall be rounded to the next higher whole number of Shares.

                5. Manner of Exercise and Payment.

                   5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                   5.2 The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, by certified or bank cashier's check or other form of payment acceptable to the Company, or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee.

                   5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Shares as to which such exercise was effective.

                   5.4 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Grantee, and (iii) the Grantee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Grantee shall have full voting and other ownership rights with respect to such Shares.

                6. Termination of Employment.

                   6.1 Death or Disability. If the Grantee's employment terminates by reason of the Grantee's death or permanent disability (as defined in Section 22(e)(3) of the Code), then (i) unless otherwise determined by the Committee within 60 days of such death or permanent disability, to the extent an Option held by the Grantee is not vested as of the date of death or disability, such Option shall automatically terminate on such date, and (ii) to the extent that an Option held by the Grantee is vested as of the date of death or disability, such Option may thereafter be exercised by the Grantee, the legal representative of the Grantee's estate, the legatee of the Grantee under the will of the Grantee, or the distributee of the Grantee's estate, whichever is applicable, for a period of one year from the date of death or disability or until the expiration of the stated term of such Option, whichever period is shorter.

                   6.2 Other Termination of Employment. If the Grantee's employment terminates other than (1) by reason of death or permanent disability or (2) for Cause, then (i) to the extent that any Option held by the Grantee is not vested as of the date of such termination, such Option shall automatically terminate on such date; and (ii) to the extent an Option held by such Grantee is vested as of the date of termination, such Option may thereafter be exercised for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter; provided that, upon the termination of the Grantee's employment by the Company or its subsidiaries for, or the commission by the Grantee of an act constituting, Cause, any and all unexercised Options granted to the Grantee shall immediately lapse and be of no further force or effect.

                   6.3 No Extension of Exercise Term. Notwithstanding the terms of Section 6.1 and 6.2, in no event may the Option be exercised by anyone after its expiration as set forth herein.

                7. Effect of Change of Control.

                Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Board may, at its option, (i) accelerate the vesting of all or a portion of the Option, and/or (ii) terminate any or all unexercised Options and portions thereof, but not later than 30 days after such Change in Control. In connection with any such termination, the Company may, in its sole discretion, with respect to each Option so terminated, pay to the Grantee (or such Grantee's transferee, if applicable) theretofore holding such Option cash in an amount equal to the difference between the fair market value (as defined in Section 5.2, above) of the Shares subject to the Option at the time the company exercises its option under this Section 7 and the exercise price of the Option; and provided further that if such fair market value is less than such exerise price, then the Committee may, in its discretion, terminate such Option without any payment.

                8. No Right to Continued Employment.

                Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any subsidiary to terminate the Grantee's employment therewith at any time, with or without Cause.

                9. Effect of Certain Transactions.

                Subject to Section 7 hereof, upon the effective date of the liquidation, dissolution, merger or consolidation of the Company (in each case, a "Transaction"), the Option shall continue in effect in accordance with its terms, except that following a Transaction either (a) the Option shall be treated as provided for in the plan or agreement entered into in connection with the Transaction (the "Transaction Agreement") or (b) if not so provided in the Transaction Agreement, the Grantee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

                10. Withholding of Taxes.

                The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If a Grantee is entitled to receive Shares upon exercise of the Option, the Grantee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.

                Payment of the applicable Withholding Taxes may be made in any one or any combination of the following, as determined by the Committee: (i) cash, (ii) restricted or unrestricted Shares owned by the Grantee prior to the exercise of the Option and valued at its fair market value on the business day immediately preceding the date of exercise, or (iii) by making a Tax Election (as described below). For purposes of this Article 10, a Grantee may make a written election (the "Tax Election"), which may be accepted or rejected at the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option and valued at its fair market value on the date preceding the date of exercise, equal to the Withholding Taxes.

                11. Grantee Bound by the Plan.

                The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

                12. Modification of Agreement.

                This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

                13. Severability.

                Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                14. Governing Law.

                The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

                15. Successors in Interest.

                This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's beneficiaries, heirs, executors, administrators and successors.

                16. Resolution of Disputes.

                Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

                17. Consent to Jurisdiction.

                Each of the parties hereby (a) agrees to personal jurisdiction in any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to the Plan or this Agreement brought in any state or federal court in the State of Florida having subject matter jurisdiction, (b) agrees that such jurisdiction shall be exclusive and that no action arising out of or relating to the Plan or this Agreement shall be brought in any state or federal court other than that in the State of Florida, (c) waives any objection which the party may have now or hereafter to the laying of the venue of any such action and (d) waives any claim or defense of inconvenient forum.

                                            ONLINE VACATION CENTER
                                            HOLDINGS CORP.

Date:                                       By:
       -----------------------------            --------------------------------
                                            Name:
                                            Title:

                                            GRANTEE


Date:                                       By:
      ------------------------------            --------------------------------